Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated July 31, 2015) pertaining to the 2015 Amendment and Restatement of the 2006 Omnibus Award Plan of ExlService Holdings, Inc. of our reports dated February 27, 2015, with respect to the consolidated financial statements of ExlService Holdings, Inc. and the effectiveness of internal control over financial reporting of ExlService Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

New York, New York	/s/ Ernst & Young LLP
July 31, 2015